EXHIBIT 99 (A)
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INSILCO LOGO

Excellence in Electronics and Telecommunications Components
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                                  NEWS RELEASE             FOR IMMEDIATE RELEASE
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INVESTORS:   MICHAEL R. ELIA        SR. VICE PRESIDENT & CFO      (614) 791-3117
MEDIA:       MELODYE DEMASTUS       MELROSE CONSULTING            (614) 771-0860


                INSILCO HOLDING CO. TO ACQUIRE INNET TECHNOLOGIES


         COLUMBUS, OHIO, DECEMBER 19, 2000 -- INSILCO HOLDING CO. (OTC BULLETIN
BOARD: INSL) today reported that it has signed an agreement to acquire the remaining outstanding shares that it currently does not own of San Diego-based InNet Technologies. InNet designs, develops and markets a broad range of magnetic interface products to networking, computer and telecommunications original equipment manufacturers ("OEMs"). Insilco and InNet have had a longstanding relationship since 1996 and jointly develop, manufacture and sell the MagJack family of modular connector jacks with integrated magnetics. The Company said the transaction, which is expected to close in first quarter 2001, is subject to InNet shareholder and regulatory approval, closing on a commitment for financing, and other customary terms and conditions. Financial terms of the transaction were not disclosed.

         David A. Kauer, Insilco President and CEO, said, "The merger of Insilco and InNet enables us to more fully integrate our distinct technological expertise and production capabilities to develop and manufacture connector and electronic circuit assemblies capable of supporting higher speeds and broader bandwidths required by Internet access applications."

          "Our joint efforts have already led to the successful integration of Insilco's Stewart Connector Systems brand of high-speed data grade connectors with InNet's advanced miniature magnetic interface designs to create the Stewart/InNet MagJack, while taking advantage of InNet's low-cost production capabilities. Through a superior value proposition that includes significant space savings on circuit boards, reduced assembly costs, and much better performance and reliability, the MagJack has enabled us to establish an early leadership position with major computer, network and communications OEMs in this rapidly growing niche segment of the passive components market. The merger also enables Insilco to expand its low-cost production capabilities into China, where InNet has approximately 300,000 square feet of manufacturing capacity."

         Dale Trunzo, President of InNet, said, "We believe that this is a very positive development for both companies. The close working relationship between Insilco's Stewart Connector unit and InNet has allowed us to lead the way for the industry to integrate connectors and interface magnetics. Now that our technology is accepted, the new, closer relationship will allow us to quickly capitalize on its rapid application."

                                     -more-
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         Insilco Holding Co., through its wholly-owned subsidiary Insilco
Technologies, Inc., is a leading global manufacturer of cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components. Insilco maintains more than one million square feet of manufacturing space and has 18 locations throughout the United States, Canada, Mexico, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.
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         InNet is a leading developer and manufacturer of a broad range of magnetic interface products serving the networking, telecommunications and computer industries. Its products include discrete and integrated electronic circuit assemblies and components used to match data network equipment to the networks or communications lines and to protect equipment from power surges and "electronic noise". Headquartered in San Diego, California, InNet manufactures substantially all of its products from nearly 300,000 square feet of manufacturing space in the province of Guangdong, Peoples Republic of China. For more information, visit the InNet website at: www.InNet-tech.com.
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         THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL
FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS WITH RESPECT TO INNET'S GROWTH PROSPECTS. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE
FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND SUBSEQUENT REPORTS ON FORM 10Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.


Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.
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